Exhibit 99.1

FOR IMMEDIATE RELEASE

TERRESTAR CORPORATION REGAINS COMPLIANCE WITH NASDAQ LISTING RULE

Reston, VA.,  March 29, 2010 – TerreStar Corporation (NASDAQ:  TSTR) (“TerreStar”) announced today that it received written notification from NASDAQ on March 25, 2010 that it has regained compliance with NASDAQ Listing Rule 5450(a)(1) as a result of TerreStar’s common stock trading above $1.00 a share for 10 consecutive business days.

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About TerreStar Corporation
TerreStar Corporation is the controlling shareholder of TerreStar Networks Inc. and TerreStar Global Ltd. For additional information on TerreStar Corporation, please visit the company's website at www.terrestar.com.

Statement under the Private Securities Litigation Reform Act:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of TerreStar Corporation, its plans, and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with future results. We assume no obligation to update or supplement such forward-looking statements.

Media Contact:
Kelly Adams, TerreStar Networks
703.483.7966
Kelly.Adams@terrestar.com